Exhibit 21

PREFORMED LINE PRODUCTS COMPANY

SUBSIDIARIES

International Subsidiaries:

Argentina

PLP Argentina SRL

Buenos Aires, Argentina

Australia

Preformed Line Products (Australia) Pty Ltd.

Sydney, Australia

Austria

SubCon Electrical Fittings GmbH

Dornbirn, Austria

Brazil

PLP-Produtos Para Linhas Preformados Ltda.

Sao Paulo, Brazil

Maxxweld Conectores Eletricos Ltda.

Curitiba, Brazil

Canada

Preformed Line Products (Canada) Ltd.

Cambridge, Ontario, Canada

Helix Uniformed Ltd.

Lachine, Quebec, Canada

China

Beijing PLP Conductor Line Products Co., Ltd.

Beijing, China

Tianjin PLP Line Products Ltd.

Tianjin, China

Colombia

PLP Colombia S.A.S.

Medellin, Colombia

Czech Republic

Micos TELCOM s.r.o.

Prostějov, Czech Republic

Holplast, s.r.o

Prostějov, Czech Republic

France

Preformed Line Products (France) SAS

Paris, France

Indonesia

PT Preformed Line Products Indonesia

Bekasi, Indonesia

India

PLP India Private Limited

Mumbai, Maharashtra, India

Malaysia

Preformed Line Products (Malaysia) Sdn. Bhd

Selangor, Malaysia

Mexico

Preformados de Mexico S.A. de C.V.

Queretaro, Mexico

Delta Conectores, S.A. de C.V.

Aguascalientas, Mexico

New Zealand

Electropar Ltd.

Auckland, New Zealand

Poland

Belos-PLP SA

Beilsko-Biala, Poland

South Africa

Preformed Line Products (South Africa) Pty. Ltd.

Pietermaritzburg, Natal

Republic of South Africa

Spain

APRESA – PLP Spain, S. A.

Sevilla, Spain

Thailand

Preformed Line Products (Thailand) Ltd.

Bangkok, Thailand

United Kingdom

Preformed Line Products (Great Britain) Ltd.

Andover, Hampshire, England

Vietnam

Preformed Line Products (Vietnam) Ltd.

Ho Chi Minh City, Vietnam